Exhibit 10.4

CONTRIBUTION AGREEMENT
(RKB FUND)

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of September 23, 2005 by and between RKB Washington Property Fund I L.P., a Delaware limited partnership (“RKB”), Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), solely for purposes of Article II hereof, the Founders (as defined in Article II) and, solely for purposes of Sections 2.10 and 2.11 hereof, the RKB Persons (as defined in Section 2.10).

WHEREAS, in connection with the initial public offering (the “IPO”) of the common shares of beneficial interest of Republic Property Trust, a Maryland real estate investment trust, RKB, the Operating Partnership and their affiliates will complete a series of related transactions (collectively with the IPO, the “IPO Transactions”);

WHEREAS, in connection with the IPO Transactions, RKB desires to contribute to the Operating Partnership, and the Operating Partnership desires to acquire, all of RKB’s right, title and interest in and to the interests held by RKB listed on Exhibit A hereto (the “Interests”) and any other assets owned by RKB (the “Other Assets”) in exchange for Class A units of limited partnership interest (the “Units”) in the Operating Partnership, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Investor Committee of RKB has approved the execution and delivery of this Agreement by RKB in accordance with the terms of the partnership agreement of RKB.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  CONTRIBUTION

1.1           Contribution.

(a)           Subject to the terms and conditions hereof, RKB agrees to contribute or otherwise transfer to the Operating Partnership, and the Operating Partnership agrees to acquire and accept from RKB, on the date of the Closing (as defined below), all of RKB’s right, title and interest in and to (i) the Interests, and (ii) the Other Assets.

(b)           Subject to the terms and conditions hereof, at the Closing, the Operating Partnership agrees to assume from RKB and thereafter pay, honor,

discharge and perform, in accordance with their respective terms, all of RKB’s liabilities and obligations (the “Assumed Liabilities”).

(c)           The Operating Partnership reserves the right not to acquire any particular Interest or Other Asset if it determines, in its sole and absolute discretion, that the acquisition thereof would not be appropriate for the Operating Partnership.

1.2           Issuance of Units

(a)           Subject to the terms and conditions of this Agreement, in exchange for the Interests and Other Assets, the Operating Partnership shall issue to RKB, and RKB shall receive 11,090,411 Units, in a transaction intended to qualify for nonrecognition of gain to RKB pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).  The rights of holders of the Units as of the Closing will be as set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”).

(b)           The Operating Partnership shall issue the Units to RKB or, at the option of RKB, directly to RKB’s partners (or their designees), in accordance with written instructions provided to the Operating Partnership by RKB (or RKB’s partners) setting forth the name and address of, and the number of Units received by, each partner or other person, provided that each such person (i) makes each of the representations and warranties set forth in Section 2.10 hereof and (ii) has executed and delivered the Limited Partner Acceptance attached hereto as Exhibit B (the “Limited Partner Acceptance”) pursuant to Section 1.3 hereof.  The name of RKB or, if applicable, each partner or other person, and the number of Units issued to RKB or, if applicable, each partner or other person, shall be recorded in the books and records of the Operating Partnership.

1.3           Admission as a Limited Partner.  Upon execution and delivery of the Limited Partner Acceptance by RKB and, if the partners of RKB or their designees will receive the Units pursuant to Section 1.2(b) above, each of such persons, at the Closing, and subject to the completion of the Closing, RKB and if applicable, the partners of RKB or such other persons, shall be admitted as limited partners of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including the power of attorney granted therein and all the terms and conditions thereof.

ARTICLE II:  REPRESENTATIONS AND WARRANTIES OF RKB

As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, RKB and Richard L. Kramer, Steven A. Grigg and Mark R. Keller (collectively, the “Founders”), severally and not jointly, hereby make to the Operating Partnership each of the representations, warranties and covenants set forth in this Article II

(other than Section 2.10 hereof as it relates to any RKB Person other than RKB).  Each RKB Person, severally and not jointly, hereby makes to the Operating Partnership, as to itself, each of the representations, warranties and covenants set forth in Section 2.10 and 2.11 hereof.  The representations and warranties set forth in this Article II are true and correct as of the date hereof.

2.1           Title to the Interests and Other Assets.  RKB owns, directly or indirectly, and at the Closing will own beneficially and of record, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party, and has or will have at the Closing full power and authority to convey the Interests and Other Assets and, upon delivery of an assignment by RKB conveying such Interests and Other Assets against payment of the consideration for such Interests and Other Assets as herein provided, the Operating Partnership (or its designee) will acquire good and valid title thereto.

2.2           Organization and Standing.  RKB is a limited partnership and each of the entities listed on Exhibit A hereto (the “LLC Entities”) is a limited liability company, in each case duly organized, validly existing and in good standing under the law of its jurisdiction of organization, and has the requisite partnership or limited liability company power and authority to own and operate its assets, to carry on its business as currently conducted, and, in the case of RKB only, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  Each of RKB and each LLC Entity is duly qualified to conduct business as a foreign limited partnership or limited liability company, as the case may be, where necessary and is in good standing in the states in which it is so qualified.

2.3           Authority.  RKB has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of RKB pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of its Interests to the Operating Partnership (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of RKB pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of RKB, each enforceable in accordance with its respective terms.

2.4           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by RKB has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its agreement of limited partnership, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to RKB.

2.5           Litigation.  There is no (a) litigation or proceeding, either judicial or administrative, pending or, to RKB’s or the Founders’ knowledge, threatened, affecting all or any portion of the Interests, Other Assets or the LLC Entities and (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Interests, Other Assets or the LLC Entities, which in the case of (a) and (b) hereof, would impair RKB’s ability to enter into and perform all of RKB’s obligations under this Agreement.

2.6           Status as a United States Person.  RKB is not a foreign person within the meaning of Section 1445 of the Code (“Section 1445”).  RKB’s U.S. taxpayer identification number that has previously been provided to the Operating Partnership is correct.  RKB’s office address is that most recent address previously provided to the Operating Partnership.  At the time of Closing, RKB shall provide to the Operating Partnership a certificate of non-foreign status substantially in the form of Exhibit D hereto.

2.7           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to RKB’s or the Founders’ knowledge, threatened against RKB or any LLC Entity, nor are any such proceedings contemplated by RKB or any LLC Entity.

2.8           No Brokers.  RKB has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

2.9           Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or third party, including lender consents and the consent of RKB’s Investor Committee,  necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by RKB has been obtained or will be obtained on or before the Closing.

2.10         Securities Law Matters; Transfer Restrictions.

(a)           RKB and each of RKB’s partners or designees who receive Units hereunder (RKB and its partners (or such designees) are referred to collectively as the “RKB Persons”), acknowledge that the Operating Partnership intends for the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(b)           Each RKB Person acknowledges that it is an “accredited investor” within the meaning of the federal securities laws.  The only partners of RKB are the RKB Washington Property Fund I (General Partner) LLC, RKB/Republic Capital LLC, RKB Holding L.P., Bowman Brown, Sonia Schmidt and Unimar, Inc.  At the Closing, RKB Holding L.P. will no longer be a partner in RKB, with the Operating Partnership previously having acquired the interest of RKB Holding L.P. in RKB through the merger of RKB Holding L.P. with and into the Operating Partnership.  Accordingly, neither RKB Holding L.P. nor any of its partners will acquire any Units in connection with this Agreement and any Units acquired by the Operating Partnership pursuant to this Agreement as the successor to RKB Holding L.P. will be cancelled.

(c)           Each RKB Person will acquire the Units for its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(d)           Each RKB Person has sufficient knowledge and experience in financial, tax and business matters to enable it to evaluate the merits and risks of investment in the Units.  Each RKB Person has the ability to bear the economic risk of acquiring the Units.  Each RKB Person acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for the RKB Persons, and each RKB Person is relying solely on the advice of such person’s own tax advisors in evaluating such consequences, (ii) the Operating Partnership has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the RKB Persons, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by the Operating Partnership as to a particular tax effect that may be obtained by the RKB Persons.  The RKB Persons remain solely responsible for all tax matters relating to such persons.

(e)           Each RKB Person has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information such RKB Person has requested.

(f)            Each RKB Person acknowledges that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and the RKB Persons have no right to require that they be so registered.  Each RKB Person agrees that any Units it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws.

(g)           Each RKB Person understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including as to the amount or value of the Units issued pursuant hereto).

(h)           Each RKB Person understands that there is no established public, private or other market for the Units acquired by such RKB Person hereunder and it is not anticipated that there will be any public, private or other market for such Units in the foreseeable future.

(i)            Each RKB Person understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

2.11         Reliance.  Each RKB Person and the Founders acknowledge that the Operating Partnership may rely upon the representations and warranties in this Article II in determining whether to enter into this Agreement.  RKB and the Founders agree, severally and not jointly, to indemnify, defend and hold harmless the Operating Partnership and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties (other than with respect to Section 2.10 hereof as it relates to any RKB Person other than RKB ); provided, however, the indemnification obligation of the Founders hereunder is limited in the case of each Founder solely to the value of the Units such Founder will receive in connection with this Agreement based on the initial public offering price in the IPO.

Each RKB Person agrees, severally and not jointly, to indemnify, defend and hold harmless the Operating Partnership and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of such RKB Person’s representations in Section 2.10 hereof; provided, however, the indemnification obligation of the RKB Persons hereunder is limited in the case of each RKB Person to the value of the Units such RKB Person will receive in connection with this Agreement based on the initial public offering price in the IPO.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERHSIP

As a material inducement to RKB, the Founders and the other RKB Persons to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to RKB, the Founders and the other RKB Persons each of the representations, warranties and covenants set forth in this Article III.  The representations and warranties set forth in this Article III are true and correct as of the date hereof.

3.1           Organization and Standing.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under Delaware law, and has the requisite partnership power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  The Operating Partnership is duly qualified to conduct business as a foreign partnership where necessary and is in good standing in the states in which it is so qualified.

3.2           Authority.  The Operating Partnership has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver the Units to RKB (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

3.3           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by the Operating Partnership has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its agreement of limited partnership, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Operating Partnership.

3.4.          Litigation.  There is no (a) litigation or proceeding, either judicial or administrative, pending or, to the Operating Partnership’s knowledge, threatened, affecting all or any portion of the Units or (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Units, which in the case of (a) and (b) hereof, would impair the Operating Partnership’s ability to enter into and perform all of the Operating Partnership’s obligations under this Agreement.

3.5           Units Validly Issued.  The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”) or as agreed between the Operating Partnership and any limited partner in the Operating Partnership.

3.6           No Brokers.  The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of RKB to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

3.7           Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Operating Partnership has been obtained or will be obtained on or before the Closing.

3.8           Reliance.  The Operating Partnership acknowledges that RKB, the Founders and the other RKB Persons may rely upon the representations and warranties in this Article III in determining whether to enter into this Agreement.  The Operating Partnership agrees to indemnify, defend and hold harmless RKB, the Founders and the other RKB persons and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

3.9           Section 704(c) Allocations and Methods.  The Operating Partnership shall elect to use the “traditional method” set forth in Section 1.704-3(b) of the Treasury Regulations with respect to the properties currently held indirectly by RKB and any replacement properties (the “Properties”) with a provision for a “curative” allocation of gain to the partners in RKB (or their successors in interest) upon a taxable disposition of any of the Properties in an amount sufficient to eliminate any remaining disparities between the book items and tax items of any other partners of the Operating Partnership with respect to the Properties attributable to the application of the “ceiling rule” under the “traditional method.”

ARTICLE IV:  CONDITIONS TO CLOSING

4.1           Conditions to the Operating Partnership’s Obligation to Close.  The obligation of the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

(a)           IPO Transactions.  The other IPO Transactions, including the merger of RKB Holding L.P. with and into the Operating Partnership, with the Operating Partnership surviving, and the IPO, shall have occurred (or shall be occurring substantially simultaneously with the Closing).

(b)           Representations and Warranties.  The representations and warranties made by RKB and the Founders (and in the case of Section 2.10, the RKB Persons) pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing, as though such representations and warranties were made on the Closing.

(c)           Performance.  The RKB Persons shall have performed and complied with all agreements and covenants that each of them is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(d)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders and the consent of RKB’s Investor Committee, shall have been obtained.

4.2           Conditions to RKB’s Obligation to Close.  The obligation of RKB to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by RKB):

(a)           Representation and Warranties.  The representations, warranties and covenants of the Operating Partnership contained in this Agreement shall be true and correct as of the Closing.

(b)           Performance.  The Operating Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(c)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened

(d)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

4.3           Further Assurances.  Each of the parties herein shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE V:  CLOSING

5.1           Closing.  The closing hereunder (the “Closing”) shall occur on the same day as the closing of the IPO, as close in time to the closing of the IPO as is reasonably practicable under the circumstances.

5.2           Closing Deliveries by RKB.  At the Closing, RKB shall deliver to the Operating Partnership:

(a)           a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C (“Assignment Agreement”), pursuant to which (i) RKB shall convey to the Operating Partnership or its designee title to the Interests, and (ii) the Operating Partnership shall assume the Assumed Liabilities;

(b)           a duly executed Limited Partner Acceptance executed by the appropriate RKB Persons; and

(c)           a certificate of non-foreign status substantially in the form of Exhibit D hereto, executed by the appropriate RKB Persons.

5.3           Closing Deliveries by the Operating Partnership.  At the Closing, the Operating Partnership shall deliver to RKB or, if applicable, the RKB Persons, the following:

(a)           the Units; and

(b)           a duly executed Assignment Agreement.

ARTICLE VI:  MISCELLANEOUS

6.1           Term of Agreement.  This Agreement may be terminated by the mutual consent of the parties at any time before the Closing.  If the Closing does not occur by September 30, 2006, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor any RKB Person or any Founder shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

6.2           Amendment; Waiver.  Any amendment hereto shall be effective only if signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

6.3           Entire Agreement; Counterparts; Applicable Law.  This Agreement (a) shall, together with the Partnership Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

6.4           Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

6.5           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

6.6           Equitable Remedies.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

6.7           Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

6.8           Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

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IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

RKB Washington Property Fund I L.P.

By: RKB Washington Property Fund I (General Partner) LLC, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Manager

Republic Property Limited Partnership

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Founders (solely for purposes of Article II)

/s/ Richard L. Kramer
Richard L. Kramer

/s/ Steven A. Grigg
Steven A. Grigg

[Signature Page to RKB Fund Contribution Agreement]

/s/ Mark R. Keller
Mark R. Keller

RKB Persons (solely for purposes of Sections 2.10 and 2.11)

/s/ Richard L. Kramer
Richard L. Kramer

/s/ Steven A. Grigg
Steven A. Grigg

/s/ Mark R. Keller
Mark R. Keller

/s/ David L. Peter
David L. Peter

Hoppenstein Insurance Trust

/s/ Gary R. Siegel
By: Gary R. Siegel, Trustee

/s/ Jacobo Gadala-Maria
Unimar, Inc.

/s/ Bowman Brown
Bowman Brown

/s/ Sonia Schmidt
Sonia Schmidt

[Signature Page to RKB Fund Contribution Agreement]

RKB/Republic Capital LLC

/s/ Mark R. Keller
By: Mark R. Keller, Manager

Republic Properties Corporation

/s/ Steven A. Grigg
By: Steven A. Grigg, President

[Signature Page to RKB Fund Contribution Agreement]

EXHIBIT A

Interests

One Hundred Percent (100%) of the outstanding interests in each of :

RKB Corporate Oaks, LLC

RKB CP IV LLC

RKB Pender LLC

RKB Lakeside LLC

RKB Willowwood LLC

RKB Dulles Tech LLC

RPT Presidents Park LLC